SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 23, 2011

DIGITALPOST INTERACTIVE, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-124405	26- 1944595
(State or Other Jurisdiction of	(Commission	(IRS Employer
Incorporation)	File Number)	Identification No.)

4040 Barranca Pkwy, Suite #220, Irvine, CA  92604

(Address of Principal Executive Offices)(Zip Code)

(949) 333-7500

Registrant’s Telephone Number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02.  TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

On March 23, 2011, the Registrant and its subsidiary Rovion, Inc. “(Rovion”) and Local.com Corporation (“Local”) mutually agreed to terminate the Asset Purchase Agreement, dated as of February 11, 2011 (the “APA”), for Registrant’s prospective sale of its Rovion business to Local.  The parties’ agreement to terminate the APA resulted from the Registrant’s determination to file a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court in the near term.  That decision by the Registrant was a result of its inability to fund the defense of a recent filing of a complaint by Chris Leite, individually and as a putative class action on behalf of the stockholders of the Registrant, against the Registrant, all members of the Registrant’s Board of Directors, and Local.com Corporation (the “Leite Action”) or to continue to fund its day-to-day operations over the course of a litigation such as the Leite Action.  Such litigation was disclosed in the Registrant’s Current Report on Form 8-K, filed on March 22, 2011.  The Registrant, Rovion and Local have initiated discussions regarding a possible purchase of the assets of Rovion in accordance with such a bankruptcy proceeding, if at all.

A description of the material terms and conditions of the APA were previously disclosed in the Registrant’s Current Report on Form 8-K filed on February 17, 2011 and, to the extent required by Item 1.02 of Form 8-K, that description is incorporated by reference herein.

ITEM 8.01.  OTHER EVENTS

On March 28, 2011 the Board of Directors of Registrant approved the voluntary deregistration of its common stock under the Securities Exchange Act of 1934, as amended, and to cease filing reports with the Securities and Exchange Commission. The Registrant has fewer than 300 record holders of its common stock, and therefore is eligible to deregister its common shares under the Securities Exchange Act of 1934, and exit the Securities and Exchange Commission’s periodic reporting system. The Registrant expects that it will file with the Securities and Exchange Commission a Form 15 to deregister its common stock under Section 12(g) of the Securities Exchange Act of 1934 on or about April 5, 2011. Upon filing of the Form 15, the Registrant’s obligations to file periodic reports with the SEC, including Forms 10-K, 10-Q and 8-K, will be immediately suspended.  The Registrant expects that the deregistration of its common stock will become effective on or about July 5, 2011, which is 90 days after the expected filing of the Form 15.

The Registrant anticipates that, following deregistration, its common stock will no longer be eligible to be quoted on the OTC Bulletin Board, and, thereafter, may be quoted on the OTC Pink, which is the third tier of the OTC Markets Group, a centralized electronic quotation service for over-the-counter securities, so long as market makers demonstrate an interest in quoting the Registrant’s common stock and current public information about the Registrant remains available.  However, the Registrant can provide no assurance that its stock will be quoted on the OTC Pink or any other forum.

Due to the recent termination of the APA, as further described in above, and complaint recently filed by Chris Leite, individually and as a putative class action on behalf of the stockholders of the Registrant, against the Registrant, all members of the Registrant’s Board of Directors, and Local.com Corporation, as disclosed in the Registrant’s Current Report on Form 8-K on March 22, 2011, the Registrant has determined that it will file a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court in the near term.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

DigitalPost Interactive, Inc

By:	/s/ Mike Sawtell
Name: Mike Sawtell
Title: Chief Executive Officer and Director

Date:      March 29, 2011